Exhibit 99.1

Laboratory Corporation of America-Registered Trademark-Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  (336) 584-5171

For Immediate Release
Contact:  Brad Hayes - (336) 436-4602
Shareholder Direct: (800) LAB-0401
Company Information: www.LabCorp.com

LABCORP-Registered Trademark- ANNOUNCES RESULTS OF ITS OFFER TO
PURCHASE ZERO-COUPON SUBORDINATED NOTES DUE 2021

Burlington, NC, September 13, 2004 - Laboratory Corporation of America -Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced that no holders of its zero coupon-subordinated notes elected to exercise their option to redeem their notes on September 11, 2004.

About LabCorp
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Laboratory Corporation of America-Registered Trademark- Holdings is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $2.9 billion in 2003, over 23,000 employees nationwide, and more than 220,000 clients, LabCorp offers over 4,400 clinical assays ranging from blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence:
The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA;
ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; and DIANON Systems, Inc. based in Stratford, CT. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies.
To learn more about our growing organization, visit our Web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form
10-K for the year ended December 31, 2003 and subsequent SEC filings.